As filed with the Securities and Exchange Commission on June 16, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RHI Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4614616
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1325 Avenue of the Americas, 21st Floor

New York, NY 10019

(Address, including Zip Code, of Registrant’s

Principal Executive Offices)

Copies to:

Raymond Y. Lin, Esq. Senet S. Bischoff, Esq. Latham & Watkins 885 Third Avenue New York, New York 10022 (212) 906-1200	Rod Miller, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-146098

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $.01 per share	Nasdaq Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description Of Registrant’s Securities To Be Registered.

A description of the common stock, par value $0.01 per share (“Common Stock”), of RHI Entertainment, Inc. (“RHI”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes a part of RHI’s Registration Statement on Form S-1 (File No. 333-146098) relating to the offering of up to 14,375,000 shares of Common Stock originally filed with the Securities and Exchange Commission on September 14, 2007, as amended from time to time, and incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of RHI Entertainment, Inc.*
3.2	Form of Amended and Restated Certificate of Incorporation of RHI Entertainment, Inc. to be effective upon the closing of this offering being made pursuant to this Registration Statement.*
3.3	Bylaws of RHI Entertainment, Inc. *
3.4	Form of Amended and Restated Bylaws of RHI Entertainment, Inc. to be effective upon the closing of this offering being made pursuant to this Registration Statement.*
3.7

Amended and Restated Limited Liability Company Operating Agreement of RHI Entertainment Holdings II, LLC to be effective upon the closing of this offering being made pursuant to this registration statement. *

4.1	Specimen Stock Certificate.*

______________
*	Incorporated by reference to the identically numbered exhibit to RHI Entertainment, Inc.’s Registration Statement on Form S-1 (Registration No. 333-146098).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized as of the date of this Form 8-A.

RHI Entertainment, Inc.
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Executive Vice President, General Counsel & Secretary